First Internet Bancorp Reports Fourth Quarter and Full Year 2020 Results

Highlights for the fourth quarter and full year 2020 include:

•Record annual net income and diluted earnings per share of $29.5 million and $2.99, respectively

•Record quarterly net income of $11.1 million, compared to $8.4 million for the third quarter of 2020 and $7.1 million for the fourth quarter of 2019

•Record quarterly diluted earnings per share of $1.12, up 30.2% over the third quarter of 2020 and 55.6% over the fourth quarter of 2019

•Total quarterly revenue of $31.5 million, a 9.7% increase from the third quarter of 2020 and a 51.7% increase from the fourth quarter of 2019

•Net interest margin and fully-taxable equivalent net interest margin increased 25 and 24 basis points (“bps”), respectively, from the third quarter, driven by a 22 bp decrease in the cost of interest-bearing deposits

Fishers, Indiana, January 20, 2021 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the fourth quarter and full year ended December 31, 2020. Net income for the fourth quarter of 2020 was a record $11.1 million, or $1.12 diluted earnings per share. This compares to net income of $8.4 million, or $0.86 diluted earnings per share, for the third quarter of 2020, and net income of $7.1 million, or $0.72 diluted earnings per share, for the fourth quarter of 2019.

For the full year ended December 31, 2020, net income was a record $29.5 million and diluted earnings per share were a record $2.99, compared to net income of $25.2 million and diluted earnings per share of $2.51 for the year ended December 31, 2019. The full year 2020 results included a $2.1 million pre-tax write-down of commercial other real estate owned (“OREO”). Excluding this charge, adjusted net income for the year was $31.1 million, or $3.16 adjusted diluted earnings per share.

“We generated record net income for the fourth quarter and for all of 2020, closing out our 21st year of operation with substantial momentum despite the challenges created by the pandemic,” said David Becker, Chairman, President and Chief Executive Officer. “Over the course of the year, we produced robust revenue growth, with our direct-to-consumer mortgage business delivering its best year in our history. Our bankers met the surge in demand brought on by low interest rates, winning business with a demonstrated commitment to consistent, excellent service. Our expanding national SBA platform also steadily gained momentum and drove higher gain-on-sale revenue, increasingly contributing to our success throughout the year. Our pipelines in these key business lines remain solid heading into 2021.

“We also maintained strong credit quality even as we took extraordinary steps in the form of loan deferrals to help our clients weather the initial shocks of the public health crisis early in the year,” Becker added. “Well before the year ended, nearly all of our borrowers who needed payment relief resumed making payments, and our continued low level of nonperforming loans reflects this. We deepened ties with our clients through this experience and remain optimistic in our customers’ collective ability to fully bounce back and succeed in the year ahead.

Mr. Becker concluded, “And of course, I want to thank the entire First Internet team for their exceptional work in an unforgettable year. Their unrelenting efforts allowed us to deliver our best-ever earnings results in a very difficult time for our country. Our employees are at the heart of our strong culture and workplace environment and are the reason First Internet was recognized by The Indianapolis Star for the seventh consecutive year as one of the ‘Top Workplaces in Central Indiana’.”

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2020 was $18.9 million, compared to $16.2 million for the third quarter of 2020, and $15.4 million for the fourth quarter of 2019. On a fully-taxable equivalent basis, net interest income for the fourth quarter was $20.3 million, compared to $17.7 million for the third quarter, and $16.9 million for the fourth quarter of 2019.

Total interest income for the fourth quarter of 2020 was $33.6 million, an increase of 2.7%, compared to the third quarter of 2020, and a decrease of 11.2% compared to the fourth quarter of 2019. On a fully-taxable equivalent basis, total interest income for the fourth quarter of 2020 was $35.0 million, an increase of 2.5% compared to the third quarter of 2020, and a decrease of 11.2% compared to the fourth quarter of 2019. The increase in total interest income compared to the third quarter of 2020 was driven primarily by an 8 bp increase in the yield on average interest-earning assets as the average balance of those assets was relatively stable between quarters. The yield on interest-earning assets for the fourth quarter of 2020 increased to 3.17% from 3.09% in the prior quarter due primarily to a shift in the earning asset mix and an increase in loan fee income, mostly related to prepayments. Average loan balances increased $73.2 million, or 2.4%, while the average balance of securities and other earning assets decreased $51.1 million and $19.6 million, respectively.

Total interest expense for the fourth quarter of 2020 was $14.8 million, a decrease of 10.5%, compared to the third quarter of 2020, and a decrease of 34.3% compared to the fourth quarter of 2019. The decrease in total interest expense compared to the linked quarter was due primarily to a 22 bp decline in the cost of interest-bearing deposits. The decrease in deposit costs reflects the continued decline in the rates paid on interest-bearing deposits as well as a shift in the deposit mix due to the growth in money market accounts and reduction in certificates and brokered deposits.

During the fourth quarter of 2020, the cost of money market deposits decreased by 27 bps while the average balance of these deposits grew $74.3 million, or 5.7%. Furthermore, the cost of certificates and brokered deposits decreased by 9 bps and average balances decreased $110.9 million, or 6.2%. During the fourth quarter, new certificates of deposit were originated at a weighted average cost of 50 bps while maturing deposits had a weighted average cost of 205 bps; a difference of 155 bps.

Net interest margin (“NIM”) improved to 1.78% for the fourth quarter of 2020, up from 1.53% for the third quarter of 2020 and 1.51% in the fourth quarter of 2019. Fully-taxable equivalent NIM (“FTE NIM”) increased by 24 bps to 1.91% for the fourth quarter of 2020, up from 1.67% for both the third quarter of 2020 and the fourth quarter of 2019. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by a combination of lower interest-bearing deposit costs and higher average loan yields, which more than offset the impact of lower yields on securities and the continued effect of elevated cash balances.

Noninterest Income
Noninterest income for the fourth quarter of 2020 was $12.7 million, compared to $12.5 million for the third quarter of 2020 and $5.4 million for the fourth quarter of 2019. The modest increase compared to the linked quarter was driven primarily by an increase in gain on sale of loans, partially offset by lower revenues from mortgage banking activities. Gain on sale of loans totaled $3.7 million for the quarter, increasing $1.7 million compared to the third quarter of 2020 driven by a higher amount of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loan sales in the quarter as well as a $0.2 million gain on the sale of $7.4 million of public finance loans. Mortgage banking revenue totaled $8.0 million for the fourth quarter of 2020, down $1.6 million from the record prior quarter due to a decrease in interest rate lock volume, which was partially offset by an increase in margins. On a historical basis, however, mortgage banking revenue remained strong as the low interest rate environment continued to drive purchase and refinance activity.

Noninterest Expense
Noninterest expense for the fourth quarter of 2020 was $14.5 million, compared to $16.4 million for the third quarter of 2020 and $12.6 million for the fourth quarter of 2019. The third quarter of 2020 included a $2.1 million write-down of two legacy commercial OREO properties. Excluding the impact of that write-down, noninterest expense increased slightly on a linked-quarter basis, driven primarily by a $0.2 million increase in in loan expenses and a $0.2 million increase consulting and professional fees, but was partially offset by a $0.4 million decrease in salaries and employee benefits. The lower salaries and employee benefits expense was due mainly to the timing of incentive compensation in the Company’s small business lending division and lower incentive compensation in the mortgage banking division due to lower mortgage production quarter-over-quarter.

Income Taxes
The Company reported an income tax expense of $3.1 million for the fourth quarter of 2020 and an effective tax rate of 21.6%, compared to income tax expense of $1.4 million and an effective tax rate of 14.2% for the third quarter of 2020 and an income tax expense of $0.6 million and an effective tax rate of 7.8% for the fourth quarter of 2019. The increase in income taxes during the quarter was primarily due to the increase in pre-tax earnings driven by a higher proportion of taxable revenue and the timing of pre-tax earnings as performance significantly improved during the second half of 2020.

Loans and Credit Quality
Total loans as of December 31, 2020 were $3.1 billion, an increase of $46.3 million, or 1.5%, compared to September 30, 2020, and an increase of $95.7 million, or 3.2%, compared to December 31, 2019. Total commercial loan balances were $2.5 billion as of December 31, 2020, an increase of $73.1 million, or 3.0%, compared to September 30, 2020 and an increase of $229.1 million, or 10.0%, compared to December 31, 2019. Compared to the linked quarter, the growth in commercial loan balances was driven largely by production in healthcare finance and construction lending, which was partially offset by a decrease in single tenant lease financing balances.

Total consumer loan balances were $482.3 million as of December 31, 2020, a decrease of $25.4 million, or 5.0%, compared to September 30, 2020 and a decrease of $151.2 million, or 23.9%, compared to December 31, 2019. The decline in consumer loan balances from September 30, 2020 was due primarily to increased prepayment activity in the residential mortgage portfolio and seasonally lower production in the RV and trailer portfolios.

Total delinquencies 30 days or more past due decreased to 0.17% of total loans as of December 31, 2020, down from 0.22% as of September 30, 2020 and down from 0.24% as of December 31, 2019. Overall credit quality remained relatively stable as nonperforming loans to total loans was 0.33% as of December 31, 2020, compared to 0.32% at September 30, 2020 and 0.23% as of December 31, 2019.

The allowance for loan losses as a percentage of total loans was 0.96% as of December 31, 2020, or 0.98% when excluding SBA Paycheck Protection Program (“PPP”) loans, compared to 0.89% and 0.91%, respectively, as of September 30, 2020 and 0.74% as of December 31, 2019. During the quarter, the Company continued to make additional adjustments to qualitative factors in its allowance model to reflect the continued economic uncertainty resulting from the COVID-19 pandemic as well as increased the specific reserve by $1.1 million on an existing nonperforming single tenant lease financing relationship. As a result, both the amount of the allowance for loan losses and the allowance as a percentage of total loans increased compared to September 30, 2020.

Net charge-offs of $0.3 million were recognized during the fourth quarter of 2020, resulting in net charge-offs to average loans of 0.04%, compared to 0.01% for the third quarter and 0.04% for the fourth quarter of 2019. The provision for loan losses in the fourth quarter was $2.9 million, compared to $2.5 million for the third quarter and $0.5 million for the fourth quarter of 2019.

Capital
As of December 31, 2020, total shareholders’ equity was $330.9 million, an increase of $12.8 million, or 4.0%, compared to September 30, 2020, due primarily to the net income earned during the quarter and a decrease in accumulated other comprehensive loss. Book value per common share increased to $33.77 as of December 30, 2020, up from $32.46 as of September 30, 2020 and $31.30 as of December 31, 2019. Tangible book value per share increased to $33.29, up from $31.98 and $30.82, each as of the same reference dates.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of December 31, 2020.

	As of December 31, 2020
	Company	Bank

Total shareholders' equity to assets	7.79%	8.64%
Tangible common equity to tangible assets [1]	7.69%	8.54%
Tier 1 leverage ratio [2]	7.95%	8.78%
Common equity tier 1 capital ratio [2]	11.31%	12.49%
Tier 1 capital ratio [2]	11.31%	12.49%
Total risk-based capital ratio [2]	14.91%	13.47%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, January 21, 2021 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through February 21, 2021 by dialing (877) 344-7529; passcode: 10151053.

Additionally, interested parties can listen to a live webcast of the call on Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.2 billion as of December 31, 2020. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans, SBA financing and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic continues to impact general business and economic conditions as well as our customers, counterparties, employees, and third-party service providers. Continued uncertainty in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net income	$11,090	$8,411	$7,096	$29,453	$25,239

Per share and share information
Earnings per share - basic	$1.12	$0.86	$0.72	$2.99	$2.51
Earnings per share - diluted	1.12	0.86	0.72	2.99	2.51
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	33.77	32.46	31.30	33.77	31.30
Tangible book value per common share [1]	33.29	31.98	30.82	33.29	30.82
Common shares outstanding	9,800,569	9,800,569	9,741,800	9,800,569	9,741,800
Average common shares outstanding:
Basic	9,883,609	9,773,175	9,825,784	9,840,205	10,041,581
Diluted	9,914,022	9,773,224	9,843,829	9,842,425	10,044,483
Performance ratios
Return on average assets	1.02%	0.78%	0.69%	0.69%	0.65%
Return on average shareholders' equity	13.64%	10.67%	9.46%	9.39%	8.52%
Return on average tangible common equity [1]	13.84%	10.83%	9.61%	9.53%	8.65%
Net interest margin	1.78%	1.53%	1.51%	1.55%	1.65%
Net interest margin - FTE [1,2]	1.91%	1.67%	1.67%	1.68%	1.82%
Capital ratios [3]
Total shareholders' equity to assets	7.79%	7.34%	7.44%	7.79%	7.44%
Tangible common equity to tangible assets [1]	7.69%	7.24%	7.33%	7.69%	7.33%
Tier 1 leverage ratio	7.95%	7.72%	7.64%	7.95%	7.64%
Common equity tier 1 capital ratio	11.31%	11.13%	10.84%	11.31%	10.84%
Tier 1 capital ratio	11.31%	11.13%	10.84%	11.31%	10.84%
Total risk-based capital ratio	14.91%	14.38%	13.99%	14.91%	13.99%
Asset quality
Nonperforming loans	$10,183	$9,774	$6,732	$10,183	$6,732
Nonperforming assets	10,218	9,782	8,872	10,218	8,872
Nonperforming loans to loans	0.33%	0.32%	0.23%	0.33%	0.23%
Nonperforming assets to total assets	0.24%	0.23%	0.22%	0.24%	0.22%
Allowance for loan losses to:
Loans	0.96%	0.89%	0.74%	0.96%	0.74%
Loans, excluding PPP loans [1]	0.98%	0.91%	0.74%	0.98%	0.74%
Nonperforming loans	289.5%	275.4%	324.4%	289.5%	324.4%
Net charge-offs to average loans	0.04%	0.01%	0.04%	0.06%	0.07%
Average balance sheet information
Loans	$3,070,476	$2,996,641	$2,936,144	$2,985,611	$2,863,250
Total securities	582,425	633,552	597,049	626,022	560,317
Other earning assets	532,466	552,058	452,945	523,788	355,412
Total interest-earning assets	4,219,142	4,216,634	4,031,327	4,175,799	3,809,903
Total assets	4,316,207	4,307,819	4,108,216	4,263,798	3,890,708
Noninterest-bearing deposits	86,836	75,901	49,570	74,277	44,682
Interest-bearing deposits	3,258,269	3,279,621	3,110,501	3,224,657	2,938,622
Total deposits	3,345,105	3,355,522	3,160,071	3,298,934	2,983,304
Shareholders' equity	323,464	313,611	297,623	313,763	296,382
1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2019)
Dollar amounts in thousands
	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Cash and due from banks	$7,367	$5,804	$5,061
Interest-bearing deposits	412,439	482,649	322,300
Securities available-for-sale, at fair value	497,628	528,311	540,852
Securities held-to-maturity, at amortized cost	68,223	68,254	61,878
Loans held-for-sale	39,584	76,208	56,097
Loans	3,059,231	3,012,914	2,963,547
Allowance for loan losses	(29,484)	(26,917)	(21,840)
Net loans	3,029,747	2,985,997	2,941,707
Accrued interest receivable	17,416	17,768	18,607
Federal Home Loan Bank of Indianapolis stock	25,650	25,650	25,650
Cash surrender value of bank-owned life insurance	37,952	37,714	37,002
Premises and equipment, net	37,590	31,262	14,630
Goodwill	4,687	4,687	4,687
Servicing asset	3,569	2,818	2,481
Other real estate owned	—	—	2,065
Accrued income and other assets	64,304	66,502	67,066
Total assets	$4,246,156	$4,333,624	$4,100,083

Liabilities
Noninterest-bearing deposits	$96,753	$86,088	$57,115
Interest-bearing deposits	3,174,132	3,286,303	3,096,848
Total deposits	3,270,885	3,372,391	3,153,963
Advances from Federal Home Loan Bank	514,916	514,914	514,910
Subordinated debt	79,603	69,758	69,528
Accrued interest payable	1,439	1,249	3,767
Accrued expenses and other liabilities	48,369	57,210	53,002
Total liabilities	3,915,212	4,015,522	3,795,170
Shareholders' equity
Voting common stock	221,408	220,951	219,423
Retained earnings	126,732	116,241	99,681
Accumulated other comprehensive loss	(17,196)	(19,090)	(14,191)
Total shareholders' equity	330,944	318,102	304,913
Total liabilities and shareholders' equity	$4,246,156	$4,333,624	$4,100,083

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2019)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest income
Loans	$30,930	$29,560	$31,574	$120,628	$122,228
Securities - taxable	1,988	2,240	3,475	11,123	13,807
Securities - non-taxable	318	381	604	1,728	2,595
Other earning assets	407	569	2,224	3,380	8,784
Total interest income	33,643	32,750	37,877	136,859	147,414
Interest expense
Deposits	10,577	12,428	18,417	55,976	69,313
Other borrowed funds	4,201	4,090	4,086	16,342	15,134
Total interest expense	14,778	16,518	22,503	72,318	84,447
Net interest income	18,865	16,232	15,374	64,541	62,967
Provision for loan losses	2,864	2,509	468	9,325	5,966
Net interest income after provision for loan losses	16,001	13,723	14,906	55,216	57,001
Noninterest income
Service charges and fees	206	224	213	824	885
Loan servicing revenue	379	274	166	1,159	166
Loan servicing asset revaluation	(60)	(103)	—	(432)	—
Mortgage banking activities	7,987	9,630	2,953	24,693	11,541
Gain on sale of loans	3,702	2,033	1,721	8,298	2,074
Gain (loss) on sale of securities	—	98	—	139	(458)
Other	443	339	352	1,655	2,581
Total noninterest income	12,657	12,495	5,405	36,336	16,789
Noninterest expense
Salaries and employee benefits	9,135	9,533	7,168	34,231	27,014
Marketing, advertising and promotion	443	426	409	1,654	1,800
Consulting and professional fees	788	614	1,242	3,511	3,669
Data processing	426	388	312	1,528	1,338
Loan expenses	630	408	289	2,036	1,142
Premises and equipment	1,601	1,568	1,556	6,396	6,059
Deposit insurance premium	450	440	601	1,810	1,903
Write-down of other real estate owned	—	2,065	—	2,065	—
Other	1,040	970	1,036	4,423	3,709
Total noninterest expense	14,513	16,412	12,613	57,654	46,634
Income before income taxes	14,145	9,806	7,698	33,898	27,156
Income tax provision	3,055	1,395	602	4,445	1,917
Net income	$11,090	$8,411	$7,096	$29,453	$25,239

Per common share data
Earnings per share - basic	$1.12	$0.86	$0.72	$2.99	$2.51
Earnings per share - diluted	$1.12	$0.86	$0.72	$2.99	$2.51
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24
All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,104,251	$30,930	3.96%	$3,031,024	$29,560	3.88%	$2,981,333	$31,574	4.20%
Securities - taxable	492,573	1,988	1.61%	539,154	2,240	1.65%	497,739	3,475	2.77%
Securities - non-taxable	89,852	318	1.41%	94,398	381	1.61%	99,310	604	2.41%
Other earning assets	532,466	407	0.30%	552,058	569	0.41%	452,945	2,224	1.95%
Total interest-earning assets	4,219,142	33,643	3.17%	4,216,634	32,750	3.09%	4,031,327	37,877	3.73%
Allowance for loan losses	(27,805)			(25,347)			(21,967)
Noninterest earning-assets	124,870			116,532			98,856
Total assets	$4,316,207			$4,307,819			$4,108,216

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$165,815	$156	0.37%	$154,275	$228	0.59%	$122,031	$223	0.73%
Savings accounts	49,209	54	0.44%	45,466	79	0.69%	34,298	94	1.09%
Money market accounts	1,369,543	1,655	0.48%	1,295,249	2,442	0.75%	752,941	3,653	1.92%
Certificates and brokered deposits	1,673,702	8,712	2.07%	1,784,631	9,679	2.16%	2,201,231	14,447	2.60%
Total interest-bearing deposits	3,258,269	10,577	1.29%	3,279,621	12,428	1.51%	3,110,501	18,417	2.35%
Other borrowed funds	591,806	4,201	2.82%	584,634	4,090	2.78%	584,386	4,086	2.77%
Total interest-bearing liabilities	3,850,075	14,778	1.53%	3,864,255	16,518	1.70%	3,694,887	22,503	2.42%
Noninterest-bearing deposits	86,836			75,901			49,570
Other noninterest-bearing liabilities	55,832			54,052			66,136
Total liabilities	3,992,743			3,994,208			3,810,593
Shareholders' equity	323,464			313,611			297,623
Total liabilities and shareholders' equity	$4,316,207			$4,307,819			$4,108,216

Net interest income		$18,865			$16,232			$15,374

Interest rate spread			1.64%			1.39%			1.31%
Net interest margin			1.78%			1.53%			1.51%
Net interest margin - FTE [2,3]			1.91%			1.67%			1.67%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Twelve Months Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,025,989	$120,628	3.99%	$2,894,174	$122,228	4.22%
Securities - taxable	530,849	11,123	2.10%	462,704	13,807	2.98%
Securities - non-taxable	95,173	1,728	1.82%	97,613	2,595	2.66%
Other earning assets	523,788	3,380	0.65%	355,412	8,784	2.47%
Total interest-earning assets	4,175,799	136,859	3.28%	3,809,903	147,414	3.87%
Allowance for loan losses	(24,660)			(19,891)
Noninterest earning-assets	112,659			100,696
Total assets	$4,263,798			$3,890,708

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$145,207	$840	0.58%	$118,874	$882	0.74%
Savings accounts	40,593	303	0.75%	35,751	398	1.11%
Money market accounts	1,156,084	11,381	0.98%	637,360	12,661	1.99%
Certificates and brokered deposits	1,882,773	43,452	2.31%	2,146,637	55,372	2.58%
Total interest-bearing deposits	3,224,657	55,976	1.74%	2,938,622	69,313	2.36%
Other borrowed funds	586,372	16,342	2.79%	564,757	15,134	2.68%
Total interest-bearing liabilities	3,811,029	72,318	1.90%	3,503,379	84,447	2.41%
Noninterest-bearing deposits	74,277			44,682
Other noninterest-bearing liabilities	64,729			46,265
Total liabilities	3,950,035			3,594,326
Shareholders' equity	313,763			296,382
Total liabilities and shareholders' equity	$4,263,798			$3,890,708

Net interest income		$64,541			$62,967

Interest rate spread			1.38%			1.46%
Net interest margin			1.55%			1.65%
Net interest margin - FTE [2,3]			1.68%			1.82%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	December 31, 2020		September 30, 2020		December 31, 2019
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$75,387	2.5%	$77,116	2.6%	$96,420	3.3%
Owner-occupied commercial real estate	89,785	2.9%	89,095	3.0%	86,726	2.9%
Investor commercial real estate	13,902	0.5%	13,084	0.4%	12,567	0.4%
Construction	110,385	3.6%	92,154	3.1%	60,274	2.0%
Single tenant lease financing	950,172	31.1%	960,505	31.9%	995,879	33.6%
Public finance	622,257	20.3%	625,638	20.8%	687,094	23.2%
Healthcare finance	528,154	17.3%	461,740	15.3%	300,612	10.1%
Small business lending	125,589	4.1%	123,168	4.1%	46,945	1.6%
Total commercial loans	2,515,631	82.3%	2,442,500	81.2%	2,286,517	77.1%

Consumer loans
Residential mortgage	186,787	6.1%	203,041	6.7%	313,849	10.6%
Home equity	19,857	0.6%	22,169	0.7%	24,306	0.8%
Trailers	144,493	4.7%	145,775	4.8%	146,734	5.0%
Recreational vehicles	94,405	3.1%	96,910	3.2%	102,702	3.5%
Other consumer loans	36,794	1.2%	39,765	1.3%	45,873	1.5%
Total consumer loans	482,336	15.7%	507,660	16.7%	633,464	21.4%

Net deferred loan fees, premiums, discounts and other [1]	61,264	2.0%	62,754	2.1%	43,566	1.5%

Total loans	$3,059,231	100.0%	$3,012,914	100.0%	$2,963,547	100.0%

	December 31, 2020		September 30, 2020		December 31, 2019
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$96,753	3.0%	$86,088	2.6%	$57,115	1.8%
Interest-bearing demand deposits	188,645	5.8%	155,054	4.6%	129,020	4.1%
Savings accounts	43,200	1.3%	49,890	1.5%	29,616	0.9%
Money market accounts	1,350,566	41.3%	1,359,178	40.3%	786,390	24.9%
Certificates of deposits	1,289,319	39.4%	1,360,575	40.3%	1,613,453	51.2%
Brokered deposits	302,402	9.2%	361,606	10.7%	538,369	17.1%
Total deposits	$3,270,885	100.0%	$3,372,391	100.0%	$3,153,963	100.0%
1 Includes carrying value adjustments of $42.7 million and $44.3 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2020 and September 30, 2020, respectively, and $21.4 million as of December 31, 2019 related to interest rate swaps associated with public finance loans.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Total equity - GAAP	$330,944	$318,102	$304,913	$330,944	$304,913
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$326,257	$313,415	$300,226	$326,257	$300,226

Total assets - GAAP	$4,246,156	$4,333,624	$4,100,083	$4,246,156	$4,100,083
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,241,469	$4,328,937	$4,095,396	$4,241,469	$4,095,396

Common shares outstanding	9,800,569	9,800,569	9,741,800	9,800,569	9,741,800

Book value per common share	$33.77	$32.46	$31.30	$33.77	$31.30
Effect of goodwill	(0.48)	(0.48)	(0.48)	(0.48)	(0.48)
Tangible book value per common share	$33.29	$31.98	$30.82	$33.29	$30.82

Total shareholders' equity to assets	7.79%	7.34%	7.44%	7.79%	7.44%
Effect of goodwill	(0.10)%	(0.10)%	(0.11)%	(0.10)%	(0.11)%
Tangible common equity to tangible assets	7.69%	7.24%	7.33%	7.69%	7.33%

Total average equity - GAAP	$323,464	$313,611	$297,623	$313,763	$296,382
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$318,777	$308,924	$292,936	$309,076	$291,695

Return on average shareholders' equity	13.64%	10.67%	9.46%	9.39%	8.52%
Effect of goodwill	0.20%	0.16%	0.15%	0.14%	0.13%
Return on average tangible common equity	13.84%	10.83%	9.61%	9.53%	8.65%

Total interest income	$33,643	$32,750	$37,877	$136,859	$147,414
Adjustments:
Fully-taxable equivalent adjustments [1]	1,400	1,424	1,570	5,796	6,334
Total interest income - FTE	$35,043	$34,174	$39,447	$142,655	$153,748

Net interest income	$18,865	$16,232	$15,374	$64,541	$62,967
Adjustments:
Fully-taxable equivalent adjustments [1]	1,400	1,424	1,570	5,796	6,334
Net interest income - FTE	$20,265	$17,656	$16,944	$70,337	$69,301

Net interest margin	1.78%	1.53%	1.51%	1.55%	1.65%
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.14%	0.16%	0.13%	0.17%
Net interest margin - FTE	1.91%	1.67%	1.67%	1.68%	1.82%

Allowance for loan Losses	$29,484	$26,917	$21,840	$29,484	$21,840

Loans	$3,059,231	$3,012,914	$2,963,547	$3,059,231	$2,993,547
Adjustments:
PPP loans	(50,554)	(58,337)	—	(50,554)	—
Loans, excluding PPP loans	$3,008,677	$2,954,577	$2,963,547	$3,008,677	$2,963,547

Allowance for loan losses to loans	0.96%	0.89%	0.74%	0.96%	0.74%
Effect of PPP loans	0.02%	0.02%	0.00%	0.02%	0.00%
Allowance for loan losses to loans, excluding PPP loans	0.98%	0.91%	0.74%	0.98%	0.74%
1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Income before income taxes - GAAP	$14,145	$9,806	$7,698	$33,898	$27,156
Adjustments:
Write-down of other real estate owned	—	2,065	—	2,065	—
Adjusted income before income taxes	$14,145	$11,871	$7,698	$35,963	$27,156

Income tax provision - GAAP	$3,055	$1,395	$602	$4,445	$1,917
Adjustments:
Write-down of other real estate owned	—	434	—	434	—
Adjusted income tax provision	$3,055	$1,829	$602	$4,879	$1,917

Net income - GAAP	$11,090	$8,411	$7,096	$29,453	$25,239
Adjustments:
Write-down of other real estate owned	—	1,631	—	1,631	—
Adjusted net income	$11,090	$10,042	$7,096	$31,084	$25,239

Diluted average common shares outstanding	$9,914,022	$9,773,224	$9,843,829	$9,842,425	$10,044,483

Diluted earnings per share - GAAP	$1.12	$0.86	$0.72	$2.99	$2.51
Adjustments:
Effect of write-down of other real estate owned	—	0.17	—	0.17	—
Adjusted diluted earnings per share	$1.12	$1.03	$0.72	$3.16	$2.51

Return on average assets	1.02%	0.78%	0.69%	0.69%	0.65%
Effect of write-down of other real estate owned	0.00%	0.15%	0.00%	0.04%	0.00%
Adjusted return on average assets	1.02%	0.93%	0.69%	0.73%	0.65%

Return on average shareholders' equity	13.64%	10.67%	9.46%	9.39%	8.52%
Effect of write-down of other real estate owned	0.00%	2.07%	0.00%	0.52%	0.00%
Adjusted return on average shareholders' equity	13.64%	12.74%	9.46%	9.91%	8.52%

Return on average tangible common equity	13.84%	10.83%	9.61%	9.53%	8.65%
Effect of write-down of other real estate owned	0.00%	2.10%	0.00%	0.53%	0.00%
Adjusted return on average tangible common equity	13.84%	12.93%	9.61%	10.06%	8.65%

Effective income tax rate	21.6%	14.2%	7.8%	13.1%	7.1%
Effect of write-down of other real estate owned	0.0%	1.2%	0.0%	0.5%	0.0%
Adjusted effective income tax rate	21.6%	15.4%	7.8%	13.6%	7.1%